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                                                                    Exhibit 16.1



April 24, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549



Dear Sir or Madam:

We have read Item 4 included in the Form 8-K/A dated April 24, 2002 of Boykin Lodging Company to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP




cc: Ms. Shereen P. Jones, Boykin Lodging Company